Exhibit 99.1

11000 Equity Drive, #300 Houston, TX 77041-8240 NYSE: SPN (281) 999-0047

FOR FURTHER INFORMATION CONTACT:

David Dunlap, President and CEO, (281) 999-0047;

Robert Taylor, CFO or Greg Rosenstein, EVP, (504) 587-7374

SUPERIOR ENERGY SERVICES, INC. ISSUES NOTICE OF

REDEMPTION FOR $150 MILLION OF ITS 6 7/8% SENIOR NOTES

HOUSTON, August 13, 2012 – Superior Energy Services, Inc. (NYSE: SPN) today announced that SESI, L.L.C. (“SESI”), a wholly owned subsidiary of the Company, has issued a notice (the “Redemption Notice”) to holders of its outstanding 6 7/8% Senior Notes due 2014 (the “Notes”) of SESI’s intent to redeem $150 million of the outstanding Notes on August 21, 2012.

Superior Energy Services, Inc. serves the drilling, completion and production-related needs of oil and gas companies worldwide through its brand name drilling products and its integrated completion and well intervention services and tools, supported by an engineering staff who plan and design solutions for customers.